EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  --------------

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of February 21, 2001, among MERISTAR HOTELS & RESORTS, INC., a Delaware corporation ("MERISTAR"), AMERICAN SKIING COMPANY, a Delaware corporation ("ASC"), and ASC MERGER SUB, INC., a Delaware corporation ("MERGER SUB").

                                    RECITALS

         (a) MeriStar, ASC and Merger Sub entered into an Agreement and Plan of Merger, dated as of December 8, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, Merger Sub agreed to merge with and into MeriStar, with MeriStar surviving as a wholly-owned subsidiary of ASC. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         (b) The parties to the Merger Agreement wish to revise the Merger Agreement to provide for certain changes to the terms of the Merger Agreement.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound by this Amendment, agree as follows:

         ARTICLE 1. Section 2.1(c) of the Merger Agreement is hereby amended by replacing the number "1.88" in the first sentence thereof with the number "1.75".

         ARTICLE 2.

                  SECTION 2.1 Section 2.6(a) of the Merger Agreement is hereby amended by replacing the number "1.88", in each of the two places where said number occurs, with the number "1.75".

                  SECTION 2.2 Section 2.6(b) of the Merger Agreement is hereby amended by replacing the number "1.88", in each of the two places where said number occurs, with the number "1.75".

         ARTICLE 3.

                  SECTION 3.1 Each of the parties hereto acknowledges and agrees with the other parties hereto that, as of the date of this Amendment, such party knows of no condition, event or circumstance that would give such party the right to terminate the Merger Agreement.

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                  SECTION 3.2 ASC and Merger Sub acknowledge and agree with
MeriStar that, as of the date of this Amendment, each knows of no condition, event or circumstance that would enable it to assert at the Closing Date that a condition specified in Section 6.2(a) or 6.2(c) has not been satisfied.

                  SECTION 3.3 MeriStar acknowledges and agrees with ASC and Merger Sub that, as of the date of this Amendment, it knows of no condition, event or circumstance that would enable it to assert at the Closing Date that a condition specified in Section 6.3(a) or 6.3(c) has not been satisfied.

         ARTICLE 4.

                  SECTION 4.1 Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect.

                  SECTION 4.2 In the event any provision hereof is held void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

                  SECTION 4.3 This Amendment, the Merger Agreement (including any annexes to the Merger Agreement), the MeriStar Disclosure Letter, the ASC Disclosure Letter, the ASC Voting/Recapitalization Agreement and the MeriStar Voting Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of those agreements.

                  SECTION 4.4 THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, EXCEPT THAT MATTERS GOVERNED OR AFFECTED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE SHALL BE GOVERNED BY THAT LAW.

                  SECTION 4.5 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties to this Amendment as of the date first written above.


                                   MERISTAR HOTELS & RESORTS, INC.


                                   By:  /s/  Paul W. Whetsell
                                        ---------------------------------------
                                        Name:   Paul W. Whetsell
                                        Title:  Chief Executive Officer and
                                                Chairman of the Board


                                   AMERICAN SKIING COMPANY


                                   By:  /s/  Leslie B. Otten
                                        ---------------------------------------
                                        Name:   Leslie B. Otten
                                        Title:  President


                                   ASC MERGER SUB, INC.


                                   By:  /s/  Leslie B. Otten
                                        ---------------------------------------
                                        Name:   Leslie B. Otten
                                        Title:  President